Exhibit 99.1

Fourth Quarter News Release and Statistical Supplement (Unaudited)

January 31, 2008

INVESTOR RELATIONS CONTACTS:	Neal Fuller, 206-473-5020
Karin G. Van Vleet, 206-473-5570
MEDIA RELATIONS CONTACT:	Paul Hollie, 206-473-5745

SAFECO REPORTS FOURTH QUARTER RESULTS

Solid performance in a challenging environment

SEATTLE—(January 31, 2008)—

Highlights

•	Second best year ever of net income and operating earnings per share

•	Overall underwriting profitability, with continued strength in personal lines property, small commercial and surety

•	Solid growth in net written premiums and policies in personal lines property, small commercial and surety

•	Active capital management, as 6.5 million common shares were repurchased in the quarter for $377 million

•	Excellent catastrophe risk management, with estimated losses from California wildfires reduced from $35 million to $27 million

Summary Financial Results, after tax (In millions, except per-share data)	3 Months Ended December 31		Year Ended December 31
	2007	2006	2007	2006
Net Income	$144.5	$216.4	$707.8	$880.0
Net Realized Investment Gains	(4.4)	(1.5)	(115.3)	(11.7)
Contributions to Safeco Insurance Foundation	–	–	39.0	19.5
Losses on Debt Repurchases	–	1.0	10.8	2.9
Gains on Sales of Real Estate	–	(8.6)	–	(109.6)

*Operating Earnings	$140.1	$207.3	$642.3	$781.1

Net Income Per Diluted Share of Common Stock	$1.56	$1.96	$6.97	$7.51

Weighted Average Shares Outstanding (Diluted)	92.8	110.3	101.6	117.1

*	Operating Earnings is Net Income excluding Net Realized Investment Gains, Contributions to Safeco Insurance Foundation, Losses on Debt Repurchases and Gains on Sales of Real Estate. Measures used in this news release that are not based on U.S. generally accepted accounting principles (GAAP), including Operating Revenues, Operating Earnings and Operating Earnings per Share, Operating Return on Equity, Net Written Premiums, Underwriting Profits and Combined Ratios, are defined and reconciled to the most directly comparable GAAP measure in our Form 8-K available through the SEC and online at http://www.safeco.com/irsupplements.

Safeco (NYSE: SAF) today reported net income for fourth-quarter 2007 of $144.5 million, or $1.56 per diluted share. This compares with net income of $216.4 million, or $1.96 per diluted share, for the same quarter last year. For the full year, Safeco reported net income of $707.8 million, or $6.97 per diluted share, compared with $880.0 million, or $7.51 per diluted share, in 2006.

Operating earnings – which exclude the impact of after-tax net realized investment gains, contributions to Safeco Insurance Foundation, losses on debt repurchases and gains on sales of real estate – were $140.1 million for the quarter, a decrease from $207.3 million in the prior-year quarter. Operating earnings per diluted share of $1.51 in the fourth quarter were down from $1.88 per diluted share a year ago. Operating earnings for the full year were $642.3 million, or $6.32 per diluted share, compared with $781.1 million, or $6.67 per diluted share, in 2006. This per share result is the second best ever in the company’s 84-year history.

“We’ve focused our efforts in 2007 on achieving the right balance between growth and profitability. Our success in property, small commercial and surety – and careful stewardship of our invested assets – have enabled us to deliver consistently strong returns on equity and overall combined ratios, while achieving unit growth,” said Paula Rosput Reynolds, Safeco president and chief executive officer. “Moreover, now that the industry recognizes rate inadequacy in auto insurance, we should be able to find the balance of profitability and growth in this line in 2008.”

After-tax net realized investment gains for the quarter were $4.4 million, compared with net realized investment gains of $1.5 million in the same period of 2006. For the full year, after-tax net realized investment gains were $115.3 million, compared with $11.7 million in 2006. Full-year after-tax net realized investment gains included $57.9 million in 2007 and $29.2 million in 2006 resulting from the contributions of equity securities to Safeco Insurance Foundation. Additionally, the results for full-year 2007 reflected higher after-tax net realized investment gains from the sale of securities primarily to fund special dividends paid by Safeco’s insurance operating subsidiaries to the parent company, Safeco Corporation.

Safeco’s overall property and casualty (P&C) combined ratio was 93.6 percent for the quarter, compared with 87.2 percent in the same quarter last year. (Combined ratio is the percentage of each premium dollar spent on claims and expenses – the lower the ratio, the better the performance.) The combined ratio for the full year was 91.4 percent, compared with 87.3 percent in 2006.

“While many in financial services face volatility, we expect to continue to deliver strong profitability and high returns on equity. We expect improving auto profitability and continued strong performance of our property, small commercial and surety lines in 2008. Our investments in innovative products, technology and claims servicing, for our agents and customers, continue to drive new customers and agents to Safeco,” Reynolds said.

Pretax catastrophe losses for the fourth quarter were $46.3 million, compared with $36.1 million a year ago, and for the full year, were $104.3 million in 2007, compared with $155.3 million in 2006. Safeco reduced its previously announced estimate for the fourth quarter California wildfire losses from $35.0 million to $27.3 million.

Safeco’s annualized return on equity (ROE) for the fourth quarter was 16.3 percent, compared with 21.1 percent in the fourth quarter of 2006. Annualized operating ROE (measured using operating earnings and excluding from equity unrealized gains or losses on bonds) was 16.2 percent for the fourth quarter, compared with 20.9 percent in the fourth quarter of 2006. For the full year, ROE was 18.5 percent in 2007, compared with 21.7 percent in 2006. This result also has been surpassed only by 2006’s record returns. Operating ROE was 17.3 percent in 2007, compared with 19.7 percent in 2006.

Net written premiums were $1.3 billion for the fourth quarter, a 0.1 percent decrease from the year-ago period. Net earned premiums were $1.4 billion for the quarter, a 1.1 percent increase compared with the prior year. For the full year, 2007 net written and earned premiums of $5.6 billion were essentially flat with 2006. The full-year comparisons for net earned premiums and net written premiums are affected by the April 2006 sale of Safeco Financial Institution Solutions (SFIS). Excluding SFIS premiums from both years, 2007 net written premiums were up 1.2 percent from 2006, and 2007 net earned premiums were up 0.7 percent from 2006.

P&C pretax net investment income for the quarter was $109.6 million, a decrease of 9.3 percent compared with the same period last year, reflecting the strategic shift toward increased investment in tax-exempt municipal bonds, as well as lower average invested asset balances in 2007. P&C pretax net investment income for the full year was $462.2 million, a decrease of 3.0 percent from 2006.

P&C after-tax net investment income for the quarter was $89.5 million, a decrease of 5.4 percent compared with the year-ago level. For the full year, P&C after-tax net investment income in 2007 was $370.7 million, up 1.3 percent from 2006. The increased investment in tax-exempt municipal bonds throughout 2006 improved the average after-tax yield on the investment portfolio, though the average balance of total invested assets was lower in 2007 than in 2006 as a result of the payment of special dividends from Safeco's insurance operating subsidiaries to the parent company.

Safeco Personal Insurance

Safeco Auto reported a quarterly pretax underwriting loss of $19.0 million, compared with a pretax underwriting profit of $48.5 million in the same period last year. Auto’s combined ratio was 102.9 percent in the quarter, compared with 92.7 percent a year ago, reflecting higher average bodily injury losses per claim. Fourth quarter 2007 results included favorable prior-year reserve development of $14.4 million, while fourth quarter 2006 results included favorable prior-year reserve development of $29.2 million, driven primarily by lower-than-expected bodily injury severity for accident years before 2006.

For the full year 2007, Auto posted a $31.8 million pretax underwriting profit, compared with $244.1 million in 2006. The full-year Auto combined ratio was 98.8 percent, compared with 91.0 percent in 2006. Auto results in 2007 included $20.4 million of favorable prior-year reserve development, while results in 2006 included $98.2 million of favorable prior-year reserve development, primarily related to lower-than-expected bodily injury severity.

Auto net written premiums declined 4.1 percent in the quarter, compared with fourth-quarter 2006. Policies in force (PIF) at December 31, 2007 were 3.4 percent lower than at the end of 2006, though Preferred Auto PIF was up slightly over this same period. Auto new-business policies issued in the fourth quarter were down 14.7 percent, compared with the same quarter in 2006. The Auto retention rate of 80.2 percent was 0.7 points higher than a year ago. Preferred Auto new-business policies issued decreased 4.7 percent, and Preferred Auto retention was 84.3 percent, compared with 84.5 percent a year earlier.

“While we’re disappointed in this quarter, we made a great deal of progress in the second half of 2007,” said Mike Hughes, Safeco executive vice president of Insurance Operations. “We are executing on plans needed to bring Auto back to our long-term combined ratio target of 96 percent. It takes several quarters for higher premiums and more accurate tiering of our insured risks through the rollout of Safeco True Pricing™ to benefit our operating results. We expect to see real improvement in profitability by the second half of 2008 as sustained pricing actions and enhanced claims management work in combination. During 2007, Safeco increased auto premium rates in 34 of the 44 states where it sells personal lines insurance, for an average increase of 4.2 percent, including an 8.0 percent annualized increase in the fourth quarter.

Virtually all of these increases will be earned into premiums in 2008. Safeco True Pricing for Auto was implemented in 23 states as of year-end 2007.”

Safeco Property, which includes homeowners, landlord protection and related coverages, produced a fourth quarter pretax underwriting profit of $24.4 million, compared with $32.1 million in the same period a year ago. Property’s combined ratio was 90.0 percent in the quarter, compared with 86.1 percent in the same quarter of 2006. The fourth-quarter 2007 results included $33.8 million in pretax catastrophe losses, including losses from California wildfires, compared with pretax catastrophe losses of $28.1 million a year ago. For the full year, Property posted a $126.1 million pretax underwriting profit, compared with $163.7 million in 2006. The full-year Property combined ratio was 86.6 percent, compared with 82.0 percent in 2006. Pretax catastrophe losses for Property totaled $77.0 million in 2007, compared with $106.2 million in 2006.

Property net written premiums increased 4.9 percent in the quarter, compared with the year-ago period, and policies in force at the end of the fourth quarter were up 8.4 percent from the prior-year level. New-business policies increased 13.0 percent, compared with the same period last year, and the homeowners retention rate increased to 86.7 percent from 84.1 percent.

Safeco Business Insurance

Safeco Business Insurance (SBI) reported a pretax underwriting profit of $38.5 million in the fourth quarter, compared with $58.9 million for the same period in 2006. The fourth-quarter combined ratio was 90.2 percent, compared with 84.5 percent a year ago reflecting higher average losses per claim in the fourth quarter of 2007. Fourth-quarter 2007 results included favorable prior-year reserve development of $15.9 million, compared with $8.1 million in 2006. For the full year, SBI earned a pretax underwriting profit of $190.3 million, compared with $230.9 million in 2006. The full-year SBI combined ratio was 87.8 percent in 2007, compared with 84.7 percent in 2006.

SBI Regular – Safeco’s core commercial line serving small- to mid-sized businesses – reported a pretax underwriting profit of $26.1 million in the quarter, compared with $36.5 million for the same period last year. The SBI Regular combined ratio was 92.1 percent in the fourth quarter, compared with 88.4 percent in the same period last year.

SBI Regular net written premiums during the fourth quarter were up 2.9 percent, compared with the same period last year. SBI Regular PIF at December 31, 2007 was up 2.5 percent compared with the year-ago level. New-business policies issued for the quarter decreased 5.2 percent, compared with the same quarter last year, and the retention rate of existing customers increased to 81.5 percent, up from 80.3 percent a year ago.

“Our fully automated underwriting model continues to differentiate Safeco in small commercial lines, where we posted solid growth and profitability, again, in the fourth quarter. We continue to expand our products and services to enhance ease of doing business for our independent agents and their commercial customers,” said Hughes.

Safeco’s Special Accounts Facility, which writes selected large-commercial accounts and three specialty commercial programs, reported a pretax underwriting profit of $12.4 million in the fourth quarter. This compares with a $22.4 million pretax underwriting profit in last year’s fourth quarter. Special Accounts Facility’s combined ratio was 80.6 percent in the period, compared with 65.7 percent last year. For the full year, Special Accounts Facility posted a pretax underwriting profit of $58.5 million in 2007, compared with $68.7 million in 2006, and a combined ratio of 77.6 percent in 2007, compared with 74.0 percent in 2006.

Surety

Safeco Surety reported a pretax underwriting profit of $34.7 million in the fourth quarter, compared with $32.7 million for the same period in 2006. Surety’s combined ratio was 62.8 percent for the fourth quarter, compared with 58.9 percent a year ago. Favorable prior-year reserve development resulting from better-than-expected claims frequency was $16.1 million in the fourth quarter of 2007, compared with $11.3 million in the fourth quarter of 2006.

For the full year, Safeco Surety posted a record year with a pretax underwriting profit of $148.0 million – surpassing the $100 million profit threshold for the first time. In 2006, Safeco Surety posted a pretax underwriting profit of $98.4 million. In 2007, Surety’s combined ratio was 58.1 percent, compared with 66.9 percent in 2006.

Fourth-quarter net written premiums grew 14.0 percent compared with the same period last year, driven largely by growth in public-funded construction projects of existing customers.

P&C Other

The P&C Other segment, which includes results from operations that Safeco has exited or placed in runoff, including SFIS, had a pretax underwriting profit of $3.7 million in the fourth quarter, compared with a pretax underwriting loss of $1.7 million in the same quarter of 2006. For the full year, P&C Other posted a pretax underwriting loss of $34.1 million, compared with a pretax underwriting loss of $54.4 million in 2006 primarily reflecting adverse reserve development in both years.

Corporate and Capital Management

On January 30, 2008, Safeco’s board of directors approved a regular dividend of $0.40 per common share. The dividend is payable April 28, 2008 to shareholders of record on April 11, 2008.

During the fourth quarter, Safeco repurchased 6.5 million shares (or 6.8 percent of its outstanding common stock) at an average price of $57.62, for a total cost of $376.9 million, completing the $750 million share repurchase program announced earlier.

During 2007, Safeco repurchased an aggregate 17.0 million shares, or 16.1 percent, of its outstanding common shares for $1.0 billion. During 2006, Safeco repurchased 20.7 million shares, or 16.7 percent, of its then outstanding shares for $1.2 billion.

On December 17, 2007, Safeco announced that its board of directors had approved a new plan for the repurchase of up to $500 million of the company’s common stock; no shares have been repurchased under this authorization.

Estimated Losses from January 2008 Storms

Safeco estimates that its pretax catastrophe losses from the January 2008 storms that hit California, Washington, Oregon and Missouri will total approximately $10 million, which will be included in first-quarter 2008 operating results.

Safeco estimated losses are based on the value of property in impacted areas, its knowledge of the severity and reporting patterns from similar catastrophes in the past, damage projections based on property values, anticipated costs for a surge in demand for goods and labor to complete repairs, and other factors requiring considerable judgment. Given the uncertainties affecting the estimation of losses, Safeco may refine its estimates and assumptions in the future.

Expense Savings

Safeco met its announced 2007 goal to reduce its annualized expense run rate by $50 million. As previously disclosed, most of the savings were reinvested in the business. Among those investments was funding for the company’s research and development division—Open Seas, marketing, technology improvements and other initiatives aimed at generating profitable growth and innovation.

Safeco is targeting an additional $25-$50 million reduction in its annualized expense run rate by year-end 2008. These projected savings are consistent with Safeco’s previously announced strategy to achieve greater competitiveness in the marketplace.

Additional Financial Information Available

Safeco uses both GAAP and non-GAAP financial measures to track the performance of its operations. The definition of each non-GAAP measure and reconciliation to the most directly comparable GAAP measure are included in Safeco’s Form 8-K that will be furnished to the U.S. Securities and Exchange Commission today.

The Form 8-K will include this news release and Safeco’s summary financial results, consolidated statements of income and balance sheets in the company’s fourth-quarter financial supplement.

Safeco’s fourth-quarter news release, financial supplement and Form 8-K are available online at http://www.safeco.com/irsupplements.

Management Reviews Results on Webcast

Safeco’s senior management team will discuss the company’s fourth-quarter performance with analysts today at 5 p.m., Eastern Time (2 p.m., Pacific Time). The conference call will be broadcast live on the Internet at http://www.safeco.com/irwebcast and archived the next day for replay.

Safeco, in business since 1923, is a Fortune 500 property and casualty insurance company based in Seattle. The company sells insurance to drivers, home owners and owners of small- and mid-sized businesses principally through a national network of independent agents and brokers. Safeco is also one of the nation’s leaders in the sale and service of surety bonds.

More information about Safeco can be found at www.safeco.com.

###

FORWARD-LOOKING INFORMATION CONTAINED IN THIS
NEWS RELEASE IS SUBJECT TO RISK AND UNCERTAINTY

Forward-looking information contained in this news release is subject to risk and uncertainty. Information contained in this news release that relates to Safeco’s anticipated financial performance, business prospects and plans, and similar matters are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Our business is subject to certain risks and uncertainties that may cause actual results to differ materially from those suggested by the forward-looking statements in this news release, including changes in general economic and business conditions in the insurance industry, and changes in our business strategies. Additional information on factors that may impact these forward-looking statements can be found in the “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections in our 2006 Annual Report on Form 10-K and our most recent quarterly report on Form 10-Q, as applicable. The information contained in this news release is as of the date indicated. We assume no obligation to update any forward-looking statements contained in this news release as a result of new information or future events or developments.

Financial Supplement

Fourth Quarter, 2007

This report is for informational purposes only. The financial statements and financial exhibits included in this supplement are unaudited. These financial statements and financial exhibits should be read in conjunction with the financial statements filed with the Securities and Exchange Commission in the Company’s quarterly 10-Q and annual 10-K filings.

Neal Fuller

Senior Vice President – Finance & Treasurer

206-473-5020

neaful@safeco.com

Karin G. Van Vleet

Director, Investor Relations

206-473-5570

karinv@safeco.com

Safeco Corporation – January 31, 2008 – Page SS-1

Financial Measures Used by Safeco

(Amounts are in millions, except ratio and per share information.)

How We Report Our Results

Property & Casualty (P&C) businesses include the following segments:

Safeco Personal Insurance (SPI)

Auto

Property

Specialty

Safeco Business Insurance (SBI)

SBI Regular

SBI Special Accounts Facility

Surety

P&C Other

Corporate includes all other activities, primarily the financing of our business activities.

Certain reclassifications have been made to the prior-period amounts to conform to the current-period presentation.

In addition to financial measures presented in the consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), we also use certain non-GAAP financial measures to analyze and report our financial results. Management believes that these non-GAAP measures, when used in conjunction with the consolidated financial statements, can aid in understanding our financial condition and results of operations. These non-GAAP measures are not a substitute for GAAP measures, and where these measures are described we provide tables that reconcile the non-GAAP measures to the GAAP measures reported in our consolidated financial statements.

Operating Revenues

Operating revenues is a non-GAAP financial measure used by management to analyze the revenues of our operations. It excludes net realized investment gains, which can fluctuate significantly and distort a comparison between periods. It also excludes gains on real estate sales. The following table provides a reconciliation of operating revenues to revenues, the most directly comparable GAAP measure.

	Three Months Ended December 31		Year Ended December 31
	2007	2006	2007	2006
Total Revenues	$1,524.4	$1,532.7	$6,208.8	$6,289.9
Net Realized Investment Gains	(6.4)	(3.2)	(146.1)	(3.8)
Gains on Sales of Real Estate	—	(13.3)	—	(168.7)

Operating Revenues	$1,518.0	$1,516.2	$6,062.7	$6,117.4

Safeco Corporation – January 31, 2008 – Page SS-2

Operating Earnings and Operating Earnings per Share

Operating Earnings is a non-GAAP financial measure that we use to assess the profitability of our operations. In the determination of Operating Earnings, we exclude net realized investment gains, gains on sales of real estate, contributions to Safeco Insurance Foundation and losses on debt repurchases from Net Income. Net realized investment gains can fluctuate significantly and distort a comparison between periods. The following table reconciles Operating Earnings to Net Income, the most directly comparable GAAP measure.

	Three Months Ended December 31		Year Ended December 31
	2007	2006	2007	2006
Net Income	$144.5	$216.4	$707.8	$880.0
Net Realized Investment Gains, Net of Taxes	(4.4)	(1.5)	(115.3)	(11.7)
Contributions to Safeco Insurance Foundation, Net of Taxes	—	—	39.0	19.5
Losses on Debt Repurchases, Net of Taxes	—	1.0	10.8	2.9
Gains on Sales of Real Estate, Net of Taxes	—	(8.6)	—	(109.6)

Operating Earnings	$140.1	$207.3	$642.3	$781.1

Operating Earnings Per Share	$1.51	$1.88	$6.32	$6.67

Weighted Average Shares Outstanding—Diluted	92.8	110.3	101.6	117.1

Operating Return on Equity

Operating Return on Equity (see calculation below) is a ratio we calculate using non-GAAP measures. It is calculated by dividing the annualized operating earnings for the most recent quarter by the average shareholders’ equity for the quarter using a simple average of the beginning and ending balances for the quarter, excluding from equity after-tax unrealized investment gains on fixed maturities. This ratio provides management with an additional measure to evaluate our results excluding the unrealized changes in the valuation of our fixed maturities portfolio, which can fluctuate between periods. The following table reconciles operating return on equity to return on equity, the most directly comparable GAAP measure.

	Three Months Ended December 31		Year Ended December 31
(ANNUALIZED)	2007	2006	2007	2006
Net Income	$144.5	$216.4	$707.8	$880.0
Average Shareholders’ Equity	3,540.9	4,098.9	3,821.8	4,053.8
Return on Equity Based on Annualized Net Income	16.3%	21.1%	18.5%	21.7%

Operating Earnings	$140.1	$207.3	$642.3	$781.1

Average Shareholders’ Equity	$3,540.9	$4,098.9	$3,821.8	$4,053.8
Unrealized Fixed Maturities Investment Gains, Net of Taxes	(88.0)	(137.7)	(98.7)	(85.6)

Adjusted Average Shareholders’ Equity	$3,452.9	$3,961.2	$3,723.1	$3,968.2
Operating Return on Equity	16.2%	20.9%	17.3%	19.7%

Safeco Corporation – January 31, 2008 – Page SS-3

Net Written Premiums

Net written premiums are a non-GAAP measure representing the amount of premium charged for policies issued with effective dates during the period. Premiums are reflected as revenue in the Consolidated Statements of Income as they are earned over the underlying policy period. Net written premiums applicable to the unexpired term of a policy are recorded as unearned premiums on our Consolidated Balance Sheets. We view net written premiums as a measure of business production for the period under review and as a leading indicator of net earned premiums. The following table reconciles net written premiums to net earned premiums, the most directly comparable GAAP measure on our Consolidated Statements of Income.

	Three Months Ended December 31		Year Ended December 31
	2007	2006	2007	2006
Net Earned Premiums	$1,404.0	$1,388.2	$5,576.0	$5,608.3
Change in Unearned Premiums	(67.2)	(49.9)	63.8	33.6

Net Written Premiums	$1,336.8	$1,338.3	$5,639.8	$5,641.9

Underwriting Profit and Combined Ratios

Underwriting profit is our net earned premiums less our losses from claims, loss adjustment expenses and underwriting expenses on a pretax basis. We view underwriting profit as a critical measure to assess the underwriting effectiveness of our operations and to evaluate the results of our business units. Our investment portfolio is managed separately from our underwriting activities and, therefore, net investment income and net realized investment gains are discussed separately. The following table reconciles underwriting profit to Income before Income Taxes, the most directly comparable GAAP measure on our Consolidated Statements of Income. Combined ratios are a standard industry measure of underwriting performance and are calculated as losses and expenses expressed as a percentage of net earned premiums.

	Three Months Ended December 31		Year Ended December 31
	2007	2006	2007	2006
Income before Income Taxes	$197.9	$289.1	$952.1	$1,239.5
Net Realized Investment Gains	(6.4)	(3.2)	(146.1)	(3.8)
Corporate Results before Income Taxes	8.0	21.8	56.3	61.1
Property & Casualty Net Investment Income	(109.6)	(120.9)	(462.2)	(476.6)
Gains on Sales of Real Estate	—	(13.3)	—	(168.7)
Contributions to Safeco Insurance Foundation	—	—	60.0	30.0
Restructuring and Asset Impairment Charges	0.4	3.0	3.1	25.7
Losses on Debt Repurchases	—	1.6	16.6	4.5

Underwriting Profit	$90.3	$178.1	$479.8	$711.7

Other Information in this Supplement

In 2007, catastrophes are events resulting in losses greater than $0.5 involving multiple claims and policyholders. Beginning in 2008, catastrophes are events resulting in losses greater than $1.0 involving multiple claims and policyholders.

Certain reclassifications have been made to the prior-period amounts to conform to the current-period presentation.

NM = Not Meaningful

Safeco Corporation – January 31, 2008 – Page SS-4

Safeco Corporation

Key Metrics

(In millions, except per share data)

	4TH QTR 2007	3RD QTR 2007	2ND QTR 2007	1ST QTR 2007	4TH QTR 2006	Full Year 2007	Full Year 2006	Change
Net Income	$144.5	$194.4	$186.4	$182.5	$216.4	$707.8	$880.0	-20%
Net Income Per Share	1.56	1.93	1.75	1.71	1.96	6.97	7.51	-7%
Net Income Return on Equity annualized	16.3%	20.2%	18.4%	18.2%	21.1%	18.5%	21.7%	-3.2
Net Realized Investment Gains, after tax	$4.4	$91.6	$11.4	$7.9	$1.5	$115.3	$11.7	885%
Operating Earnings, after tax	140.1	152.6	175.0	174.6	207.3	642.3	781.1	-18%
Operating Earnings Per Share	1.51	1.51	1.65	1.64	1.88	6.32	6.67	-5%
Operating Return on Equity (Pre-FAS 115) annualized	16.2%	16.1%	17.7%	18.1%	20.9%	17.3%	19.7%	-2.4
Operating Return on Equity annualized	15.8%	15.8%	17.3%	17.4%	20.2%	16.8%	19.3%	-2.5
Operating Revenues	$1,518.0	$1,528.3	$1,522.2	$1,494.2	$1,516.2	$6,062.7	$6,117.4	-1%
% Chg Prior Year Same Qtr	0.1%	0.9%	-1.2%	-3.4%	-4.3%
Property & Casualty
Combined Ratio	93.6%	92.5%	89.7%	89.8%	87.2%	91.4%	87.3%	4.1
Impact of Catastrophes	3.3%	3.0%	0.9%	0.2%	2.6%	1.9%	2.8%	-0.9
Net Earned Premiums	$1,404.0	$1,411.0	$1,394.0	$1,367.0	$1,388.2	$5,576.0	$5,608.3	-1%
% Chg Prior Year Same Qtr	1.1%	2.0%	-1.5%	-3.9%	-4.9%
Net Written Premiums	$1,336.8	$1,447.5	$1,465.5	$1,390.0	$1,338.3	$5,639.8	$5,641.9	0%
% Chg Prior Year Same Qtr	-0.1%	1.5%	0.4%	-2.0%	-3.2%
Book Value Per Share	$37.81	$38.32	$38.59	$38.47	$37.29	$37.81	$37.29	1%
% Chg Prior Year Same Qtr	1.4%	3.6%	13.8%	14.6%	11.7%
Book Value Per Share (Pre-FAS 115)	$36.73	$37.48	$38.24	$37.15	$35.95	$36.73	$35.95	2%
% Chg Prior Year Same Qtr	2.2%	4.6%	12.9%	11.8%	10.5%

Safeco Corporation – January 31, 2008 – Page SS-5

Safeco Corporation

Consolidated Statements of Income

(In millions, except per share data)

	Three Months Ended December 31		Year Ended December 31
	2007	2006	2007	2006
	(Unaudited)		(Unaudited)
REVENUES
Net Earned Premiums	$1,404.0	$1,388.2	$5,576.0	$5,608.3
Net Investment Income	114.0	128.0	486.7	509.1
Net Realized Investment Gains	6.4	3.2	146.1	3.8
Gains on Sales of Real Estate	—	13.3	—	168.7

Total Revenues	1,524.4	1,532.7	6,208.8	6,289.9

EXPENSES
Losses and Loss Adjustment Expenses	904.5	814.8	3,520.5	3,279.8
Amortization of Deferred Policy Acquisition Costs	246.1	229.2	954.2	927.9
Other Underwriting and Operating Expenses	165.0	172.2	633.6	691.1
Interest Expense	10.5	22.8	68.7	91.4
Contributions to Safeco Insurance Foundation	—	—	60.0	30.0
Losses on Debt Repurchases	—	1.6	16.6	4.5
Restructuring and Asset Impairment Charges	0.4	3.0	3.1	25.7

Total Expenses	1,326.5	1,243.6	5,256.7	5,050.4

Income before Income Taxes	197.9	289.1	952.1	1,239.5

Provision (Benefit) for Income Taxes on:
Income before Net Realized Investment Gains	51.4	71.0	213.5	367.4
Net Realized Investment Gains	2.0	1.7	30.8	(7.9)

Total Provision for Income Taxes	53.4	72.7	244.3	359.5

Net Income	$144.5	$216.4	$707.8	$880.0

INCOME PER SHARE OF COMMON STOCK
Net Income Per Share of Common Stock—Diluted	$1.56	$1.96	$6.97	$7.51

Net Income Per Share of Common Stock—Basic	$1.56	$1.98	$7.01	$7.56

Dividends Declared per Share	$0.40	$0.30	$1.50	$1.15

Average Number of Common Shares Outstanding During the Period:
Diluted	92.8	110.3	101.6	117.1
Basic	92.4	109.4	101.0	116.4

Safeco Corporation – January 31, 2008 – Page SS-6

Safeco Corporation

Consolidated Balance Sheets

(In millions)

	December 31 2007	December 31 2006
	(Unaudited)
ASSETS
Investments
Available-for-Sale Securities:
Fixed Maturities, at Fair Value
(Cost or amortized cost: $7,615.2; $8,901.6)	$7,763.9	$9,119.0
Marketable Equity Securities, at Fair Value
(Cost: $993.2; $1,018.4)	1,402.6	1,529.7
Other Invested Assets	48.6	14.3

Total Investments [1]	9,215.1	10,663.0
Cash and Cash Equivalents	532.0	287.6
Accrued Investment Income	108.4	126.5
Premiums and Service Fees Receivable	1,074.7	1,085.6
Deferred Policy Acquisition Costs	415.7	383.9
Reinsurance Recoverables	461.9	429.9
Property and Equipment for Company Use (At cost less accumulated depreciation: $204.6; $211.9)	214.8	144.4
Current Income Taxes Recoverable	32.3	74.8
Net Deferred Income Tax Assets	157.9	143.7
Other Assets	96.6	114.6
Securities Lending Collateral	331.0	759.0

Total Assets	$12,640.4	$14,213.0

LIABILITIES AND SHAREHOLDERS’ EQUITY
Loss and Loss Adjustment Expense Reserves	$5,185.0	$5,171.4
Unearned Premiums	2,240.9	2,175.3
Debt [2]	704.0	1,250.0
Other Liabilities	765.4	913.1
Securities Lending Payable	331.0	759.0

Total Liabilities	9,226.3	10,268.8

Commitments and Contingencies	—	—
Restricted Stock Rights	21.5	16.3
Preferred Stock, No Par Value
Shares Authorized: 10.0
Shares Issued and Outstanding: None	—	—
Common Stock, No Par Value
Shares Authorized: 300.0
Shares Reserved for Stock Awards: 4.3; 4.9
Shares Issued and Outstanding: 89.7; 105.3	—	3.2
Retained Earnings	3,025.3	3,440.5
Accumulated Other Comprehensive Income, Net of Taxes	367.3	484.2

Total Shareholders’ Equity	3,392.6	3,927.9

Total Liabilities and Shareholders’ Equity	$12,640.4	$14,213.0

[1]	See Investment Portfolio (SS-17) for more detail.
[2]	See Capitalization (SS-18) for more detail.

Safeco Corporation – January 31, 2008 – Page SS-7

Safeco Corporation

Income Summary

(In millions)

	Three Months Ended December 31		Year Ended December 31
	2007	2006	2007	2006
	(Unaudited)		(Unaudited)
Income Before Income Taxes
Property & Casualty
Underwriting Profit	$90.3	$178.1	$479.8	$711.7
Net Investment Income	109.6	120.9	462.2	476.6
Restructuring and Asset Impairment Charges	(0.4)	(3.0)	(3.1)	(25.7)

Total Property & Casualty	199.5	296.0	938.9	1,162.6
Corporate	(8.0)	(21.8)	(56.3)	(61.1)

Total	191.5	274.2	882.6	1,101.5
Net Realized Investment Gains	6.4	3.2	146.1	3.8
Contributions to Safeco Insurance Foundation	—	—	(60.0)	(30.0)
Losses on Debt Repurchases	—	(1.6)	(16.6)	(4.5)
Gains on Sales of Real Estate	—	13.3	—	168.7

Total Income Before Income Taxes	$197.9	$289.1	$952.1	$1,239.5

Total Provision for Income Taxes	$53.4	$72.7	$244.3	$359.5

After-Tax Income
Property & Casualty
Underwriting Profit	$57.0	$119.2	$312.2	$459.2
Net Investment Income	89.5	94.6	370.7	366.1
Restructuring and Asset Impairment Charges	(0.2)	(1.9)	(2.0)	(16.7)

Total Property & Casualty	146.3	211.9	680.9	808.6
Corporate	(6.2)	(4.6)	(38.6)	(27.5)

Total	140.1	207.3	642.3	781.1
Net Realized Investment Gains	4.4	1.5	115.3	11.7
Contributions to Safeco Insurance Foundation	—	—	(39.0)	(19.5)
Losses on Debt Repurchases	—	(1.0)	(10.8)	(2.9)
Gains on Sales of Real Estate	—	8.6	—	109.6

Net Income	$144.5	$216.4	$707.8	$880.0

Impact of Contributions to Safeco Insurance Foundation
Contributions to Safeco Insurance Foundation	$—	$—	$(60.0)	$(30.0)
Net Realized Investment Gains	—	—	57.9	29.2

Total Loss Before Income Taxes	—	—	(2.1)	(0.8)
Benefit for Income Taxes	—	—	21.0	10.5

Net Income	$—	$—	$18.9	$9.7

Safeco Corporation – January 31, 2008 – Page SS-8

Safeco Property & Casualty

Underwriting Profit (Loss) and Combined Ratios

(In millions, except ratios)

	4TH QTR 2007	3RD QTR 2007	2ND QTR 2007	1ST QTR 2007	4TH QTR 2006	Full Year 2007	Full Year 2006
Net U/W Profit (Loss)

Safeco Personal Insurance
Auto	$(19.0)	$16.3	$17.3	$17.2	$48.5	$31.8	$244.1
Property	24.4	19.8	37.1	44.8	32.1	126.1	163.7
Specialty	8.0	(4.3)	5.3	8.7	7.6	17.7	29.0

Total SPI	13.4	31.8	59.7	70.7	88.2	175.6	436.8

Safeco Business Insurance
SBI Regular	26.1	38.1	31.8	35.8	36.5	131.8	162.2
SBI Special Accounts Facility	12.4	12.9	20.1	13.1	22.4	58.5	68.7

Total SBI	38.5	51.0	51.9	48.9	58.9	190.3	230.9

Surety	34.7	40.2	37.3	35.8	32.7	148.0	98.4
P&C Other [1]	3.7	(16.5)	(5.2)	(16.1)	(1.7)	(34.1)	(54.4)

Total Property & Casualty	$90.3	$106.5	$143.7	$139.3	$178.1	$479.8	$711.7

Net Combined Ratios (GAAP)

Safeco Personal Insurance
Auto	102.9%	97.5%	97.4%	97.4%	92.7%	98.8%	91.0%
Property	90.0	91.7	84.0	80.3	86.1	86.6	82.0
Specialty	73.4	114.4	81.6	67.9	72.7	84.7	72.5
Total SPI	98.5	96.6	93.5	92.2	90.5	95.2	88.3
Safeco Business Insurance
SBI Regular	92.1	88.5	90.2	88.6	88.4	89.8	87.0
SBI Special Accounts Facility	80.6	80.6	69.5	79.9	65.7	77.6	74.0
Total SBI	90.2	87.2	86.6	87.1	84.5	87.8	84.7
Surety	62.8	55.5	56.4	57.2	58.9	58.1	66.9
P&C Other [1]	NM	NM	NM	NM	NM	NM	NM
Total Property & Casualty	93.6%	92.5%	89.7%	89.8%	87.2%	91.4%	87.3%

[1]

P&C Other includes results for large commercial business accounts and commercial specialty programs in runoff and other product lines that we have exited, as well as Safeco Financial Institution Solutions (SFIS), which we sold in April 2006.

Safeco Corporation – January 31, 2008 – Page SS-9

Safeco Property & Casualty

Net Written Premiums

(In millions)

	4TH QTR 2007	3RD QTR 2007	2ND QTR 2007	1ST QTR 2007	4TH QTR 2006	Full Year 2007	Full Year 2006
Net Written Premiums
Safeco Personal Insurance
Auto	$614.6	$655.0	$643.4	$668.7	$640.7	$2,581.7	$2,677.7
Property	235.9	271.9	259.2	205.4	224.8	972.4	924.2
Specialty	25.2	31.9	36.6	26.5	23.4	120.2	110.6

Total SPI	875.7	958.8	939.2	900.6	888.9	3,674.3	3,712.5

Safeco Business Insurance
SBI Regular	310.9	329.7	354.4	329.1	302.1	1,324.1	1,262.9
SBI Special Accounts Facility	60.2	60.5	64.3	64.6	67.2	249.6	267.5

Total SBI	371.1	390.2	418.7	393.7	369.3	1,573.7	1,530.4

Surety	89.6	98.9	106.9	92.7	78.6	388.1	326.3
P&C Other	0.4	(0.4)	0.7	3.0	1.5	3.7	72.7

Total Property & Casualty	$1,336.8	$1,447.5	$1,465.5	$1,390.0	$1,338.3	$5,639.8	$5,641.9

	Percent Change Over Prior Year Same Quarter					Percent Change YTD
Net Written Premiums (Percent Change)
Safeco Personal Insurance
Auto	-4.1%	-3.1%	-2.9%	-4.3%	-4.8%	-3.6%	-5.0%
Property	4.9	5.1	4.4	6.7	1.8	5.2	1.8
Specialty	7.7	7.4	8.9	10.9	9.9	8.7	9.2
Total SPI	-1.5	-0.5	-0.5	-1.6	-2.9	-1.0	-3.1

Safeco Business Insurance
SBI Regular	2.9	6.9	4.9	4.7	4.5	4.8	0.0
SBI Special Accounts Facility	-10.4	-8.1	1.1	-8.9	-0.9	-6.7	-2.8
Total SBI	0.5	4.2	4.3	2.2	3.5	2.8	-0.5

Surety	14.0	16.4	26.5	18.5	15.6	18.9	17.2
P&C Other	NM	NM	NM	NM	NM	NM	NM

Total Property & Casualty [1]	-0.1%	1.5%	0.4%	-2.0%	-3.2%	0.0%	-2.8%

[1]

In April 2006, we sold SFIS. Excluding the impact of SFIS from all periods for comparability purposes, the percent change (over prior year) for Total Property & Casualty net written premiums for 2nd quarter 2007 was 2.4%, 1st quarter 2007 was 0.6% and 4th quarter 2006 was -0.2%.

Safeco Corporation – January 31, 2008 – Page SS-10

Safeco Property & Casualty

Net Earned Premiums

(In millions)

	4TH QTR 2007	3RD QTR 2007	2ND QTR 2007	1ST QTR 2007	4TH QTR 2006	Full Year 2007	Full Year 2006
Net Earned Premiums
Safeco Personal Insurance
Auto	$643.3	$653.8	$657.0	$650.7	$667.2	$2,604.8	$2,713.2
Property	243.4	239.4	232.8	226.7	230.8	942.3	909.0
Specialty	30.0	30.0	28.7	27.2	27.5	115.9	105.4

Total SPI	916.7	923.2	918.5	904.6	925.5	3,663.0	3,727.6

Safeco Business Insurance
SBI Regular	330.6	331.0	322.4	313.8	315.7	1,297.8	1,245.4
SBI Special Accounts Facility	63.3	66.7	66.0	65.3	65.5	261.3	264.2

Total SBI	393.9	397.7	388.4	379.1	381.2	1,559.1	1,509.6

Surety	93.3	90.2	85.8	83.6	79.7	352.9	297.5
P&C Other	0.1	(0.1)	1.3	(0.3)	1.8	1.0	73.6

Total Property & Casualty	$1,404.0	$1,411.0	$1,394.0	$1,367.0	$1,388.2	$5,576.0	$5,608.3

	Percent Change Over Prior Year Same Quarter					Percent Change YTD
Net Earned Premiums (Percent Change)
Safeco Personal Insurance
Auto	-3.6%	-3.3%	-3.9%	-5.1%	-4.9%	-4.0%	-3.8%
Property	5.5	4.8	2.6	1.7	-0.2	3.7	-0.5
Specialty	9.1	10.3	10.8	9.6	7.4	10.0	7.4
Total SPI	-1.0	-0.9	-1.9	-3.1	-3.4	-1.7	-2.7

Safeco Business Insurance
SBI Regular	4.7	6.7	3.9	1.5	-0.7	4.2	-2.1
SBI Special Accounts Facility	-3.4	5.2	-1.8	-4.1	-7.0	-1.1	-6.7
Total SBI	3.3	6.5	2.9	0.5	-1.9	3.3	-2.9

Surety	17.1	19.6	21.5	16.4	12.1	18.6	14.0
P&C Other	NM	NM	NM	NM	NM	NM	NM

Total Property & Casualty [1]	1.1%	2.0%	-1.5%	-3.9%	-4.9%	-0.6%	-3.4%

[1]

In April 2006, we sold SFIS. Excluding the impact of SFIS from all periods for comparability purposes, the percent change (over prior year) for Total Property & Casualty net earned premiums for 2nd quarter 2007 was 0.5%, 1st quarter 2007 was -1.2% and 4th quarter 2006 was -2.2%.

Safeco Corporation – January 31, 2008 – Page SS-11

Safeco Property & Casualty

Safeco Personal Insurance (SPI)

(In millions)

	4TH QTR 2007	3RD QTR 2007	2ND QTR 2007	1ST QTR 2007	4TH QTR 2006	Full Year 2007	Full Year 2006
AUTO

Underwriting Profit (Loss)	$(19.0)	$16.3	$17.3	$17.2	$48.5	$31.8	$244.1

Loss and LAE Ratio	78.1%	73.9%	73.9%	73.6%	69.4%	74.9%	67.7%
Expense Ratio	24.8	23.6	23.5	23.8	23.3	23.9	23.3

Combined Ratio	102.9%	97.5%	97.4%	97.4%	92.7%	98.8%	91.0%

Impact of Catastrophes	0.4%	0.6%	0.5%	0.2%	0.8%	0.4%	1.1%

Net Written Premiums	$614.6	$655.0	$643.4	$668.7	$640.7
% Chg Prior Year Same Qtr	-4.1%	-3.1%	-2.9%	-4.3%	-4.8%

Net Earned Premiums	$643.3	$653.8	$657.0	$650.7	$667.2
% Chg Prior Year Same Qtr	-3.6%	-3.3%	-3.9%	-5.1%	-4.9%

Policies In Force (000’s)	1,678.7	1,705.3	1,726.0	1,736.5	1,738.7
% Chg Prior Year Same Qtr	-3.4%	-2.5%	-2.7%	-3.5%	-4.1%

Retention—Voluntary Auto	80.2%	80.4%	80.1%	79.7%	79.5%

New Business Policies (000’s)	74.4	82.5	84.6	91.2	87.3
% Chg Prior Year Same Qtr	-14.7%	0.0%	7.6%	-2.7%	-5.7%

PROPERTY

Underwriting Profit	$24.4	$19.8	$37.1	$44.8	$32.1	$126.1	$163.7

Loss and LAE Ratio	59.8%	63.3%	54.5%	52.8%	56.3%	57.7%	52.9%
Expense Ratio	30.2	28.4	29.5	27.5	29.8	28.9	29.1

Combined Ratio	90.0%	91.7%	84.0%	80.3%	86.1%	86.6%	82.0%

Impact of Catastrophes	13.9%	11.8%	5.5%	0.9%	12.2%	8.2%	11.7%

Net Written Premiums	$235.9	$271.9	$259.2	$205.4	$224.8
% Chg Prior Year Same Qtr	4.9%	5.1%	4.4%	6.7%	1.8%

Net Earned Premiums	$243.4	$239.4	$232.8	$226.7	$230.8
% Chg Prior Year Same Qtr	5.5%	4.8%	2.6%	1.7%	-0.2%

Policies In Force (000’s) [1]	1,485.4	1,459.3	1,430.0	1,396.8	1,368.4
% Chg Prior Year Same Qtr	8.6%	8.2%	8.0%	6.0%	4.0%

Retention—Homeowners [1]	86.7%	86.6%	86.5%	86.2%	86.0%

New Business Policies (000’s)	76.3	85.6	83.7	72.0	67.5
% Chg Prior Year Same Qtr	13.0%	9.0%	46.1%	56.5%	40.0%

SPECIALTY

Underwriting Profit (Loss)	$8.0	$(4.3)	$5.3	$8.7	$7.6	$17.7	$29.0

Loss and LAE Ratio	45.0%	87.6%	52.9%	39.3%	42.4%	56.6%	42.5%
Expense Ratio	28.4	26.8	28.7	28.6	30.3	28.1	30.0

Combined Ratio	73.4%	114.4%	81.6%	67.9%	72.7%	84.7%	72.5%

Impact of Catastrophes	0.4%	1.3%	0.3%	-2.7%	0.2%	-0.1%	-3.0%

[1]

Excludes Florida where Safeco non-renewed policies beginning in 2006 and by January 11, 2007 all policies were in non-renewal status. PIF including Florida for the 4th quarter 2007 was 1,485.5, 3rd quarter 2007 was 1,459.3, 2nd quarter 2007 was 1,430.0, 1st quarter 2007 was 1,396.8, 4th quarter 2006 was 1,370.2. Retention ratio including Florida for the 4th quarter was 86.7%, 3rd quarter 2007 was 86.1%, 2nd quarter 2007 was 85.4%, 1st quarter 2007 was 84.5%, 4th quarter 2006 was 84.1%.

Safeco Corporation – January 31, 2008 – Page SS-12

Safeco Property & Casualty

Safeco Business Insurance (SBI)

(In millions)

	4TH QTR 2007	3RD QTR 2007	2ND QTR 2007	1ST QTR 2007	4TH QTR 2006	Full Year 2007	Full Year 2006
SAFECO BUSINESS INSURANCE

Underwriting Profit	$38.5	$51.0	$51.9	$48.9	$58.9	$190.3	$230.9

Loss and LAE Ratio	56.5%	54.5%	53.3%	55.0%	50.8%	54.8%	50.2%
Expense Ratio	33.7	32.7	33.3	32.1	33.7	33.0	34.5

Combined Ratio	90.2%	87.2%	86.6%	87.1%	84.5%	87.8%	84.7%

Impact of Catastrophes	2.4%	2.1%	0.8%	0.4%	0.9%	1.4%	1.5%

SBI REGULAR

Underwriting Profit	$26.1	$38.1	$31.8	$35.8	$36.5	$131.8	$162.2

Loss and LAE Ratio	58.4%	55.8%	57.0%	56.5%	54.7%	56.9%	52.5%
Expense Ratio	33.7	32.7	33.2	32.1	33.7	32.9	34.5

Combined Ratio	92.1%	88.5%	90.2%	88.6%	88.4%	89.8%	87.0%

Impact of Catastrophes	2.6%	1.0%	0.8%	0.4%	1.1%	1.2%	1.8%

Net Written Premiums	$310.9	$329.7	$354.4	$329.1	$302.1
% Chg Prior Year Same Qtr	2.9%	6.9%	4.9%	4.7%	4.5%

Net Earned Premiums	$330.6	$331.0	$322.4	$313.8	$315.7
% Chg Prior Year Same Qtr	4.7%	6.7%	3.9%	1.5%	-0.7%

Policies In Force (000’s) [1]	514.5	513.6	512.2	505.3	502.1
% Chg Prior Year Same Qtr	2.5%	3.0%	2.8%	1.6%	-1.1%

Retention [1]	81.5%	81.9%	81.7%	82.0%	80.3%

New Business Policies (000’s) [1]	25.6	28.3	31.8	29.6	27.0
% Chg Prior Year Same Qtr	-5.2%	3.7%	13.2%	14.7%	15.9%

SBI SPECIAL ACCOUNTS FACILITY

Underwriting Profit	$12.4	$12.9	$20.1	$13.1	$22.4	$58.5	$68.7

Combined Ratio	80.6%	80.6%	69.5%	79.9%	65.7%	77.6%	74.0%

Impact of Catastrophes	1.0%	7.4%	0.9%	0.3%	-0.1%	2.5%	0.0%

[1]	2006 policies in force, retention and new business policies have been restated due to a refinement in the way we count policies.

Safeco Corporation – January 31, 2008 – Page SS-13

Safeco Property & Casualty

Surety, Other and Total

(In millions, except ratios)

	4TH QTR 2007	3RD QTR 2007	2ND QTR 2007	1ST QTR 2007	4TH QTR 2006	Full Year 2007	Full Year 2006
SURETY

Underwriting Profit	$34.7	$40.2	$37.3	$35.8	$32.7	$148.0	$98.4

Combined Ratio	62.8%	55.5%	56.4%	57.2%	58.9%	58.1%	66.9%

P&C OTHER [1]

Underwriting Profit (Loss)	$3.7	$(16.5)	$(5.2)	$(16.1)	$(1.7)	$(34.1)	$(54.4)

TOTAL PROPERTY & CASUALTY

Underwriting Profit	$90.3	$106.5	$143.7	$139.3	$178.1	$479.8	$711.7

Loss and LAE Ratio	64.4%	64.5%	61.5%	62.0%	58.7%	63.1%	58.5%
Expense Ratio	29.2	28.0	28.2	27.8	28.5	28.3	28.8

Combined Ratio (CR)	93.6%	92.5%	89.7%	89.8%	87.2%	91.4%	87.3%

Impact of Catastrophes	3.3	3.0	0.9	0.2	2.6	1.9	2.8

CR excluding Catastrophes	90.3%	89.5%	88.8%	89.6%	84.6%	89.5%	84.5%

	4TH QTR 2007	3RD QTR 2007	2ND QTR 2007	1ST QTR 2007	4TH QTR 2006	Full Year 2007	Full Year 2006
Catastrophes
SPI—Auto	$2.8	$4.1	$3.3	$1.1	$5.3	$11.3	$30.8
SPI—Property	33.8	28.4	12.7	2.1	28.1	77.0	106.2
SPI—Specialty	0.1	0.4	0.1	(0.7)	0.1	(0.1)	(3.2)
SBI—Regular	8.7	3.5	2.4	1.3	3.3	15.9	21.8
SBI—Special Accounts Facility	0.8	4.9	0.6	0.2	—	6.5	0.1
P&C Other [1]	0.1	0.7	(5.9)	(1.2)	(0.7)	(6.3)	(0.4)

Total	$46.3	$42.0	$13.2	$2.8	$36.1	$104.3	$155.3

[1]	P&C Other includes results for large commercial business accounts and commercial specialty programs in runoff and other product lines that we have exited as well as SFIS, which we sold in April 2006.

Safeco Corporation – January 31, 2008 – Page SS-14

Safeco Property & Casualty

Favorable (Unfavorable) Prior-Year Reserve Development

(In millions)

	4TH QTR 2007	3RD QTR 2007	2ND QTR 2007	1ST QTR 2007	4TH QTR 2006	Full Year 2007	Full Year 2006
Prior-Year Reserve Development

Safeco Personal Insurance
Auto	$14.4	$0.5	$6.2	$(0.7)	$29.2	$20.4	$98.2
Property	0.6	(0.7)	(4.8)	15.0	1.9	10.1	15.7
Specialty	—	(5.0)	0.3	1.5	2.9	(3.2)	12.5

Total SPI	15.0	(5.2)	1.7	15.8	34.0	27.3	126.4

Safeco Business Insurance
SBI Regular	12.5	14.2	9.0	1.3	4.9	37.0	26.6
SBI Special Accounts Facility	3.4	6.3	12.0	4.5	3.2	26.2	38.2

Total SBI	15.9	20.5	21.0	5.8	8.1	63.2	64.8

Surety	16.1	7.1	6.6	16.2	11.3	46.0	5.3
P&C Other [1]	5.9	0.3	(5.9)	(13.2)	(6.4)	(12.9)	(50.3)

Total Property & Casualty	$52.9	$22.7	$23.4	$24.6	$47.0	$123.6	$146.2

[1]	P&C Other includes results for large commercial business accounts and commercial specialty programs in runoff and other product lines that we have exited as well as SFIS, which we sold in April 2006.

Safeco Corporation – January 31, 2008 – Page SS-15

Safeco Corporation

Productivity Measures

Metrics [1]	4TH QTR 2007	3RD QTR 2007	2ND QTR 2007	1ST QTR 2007	4TH QTR 2006
PIF / FTE	593	596	583	574	557
Expense 2 / PIF	$231	$231	$237	$248	$255

[1]	Excluding impact of SFIS, which we sold on April 30, 2006.
[2]	Expense represents annual (12 month trailing) G&A expense and paid UAE (loss handling expenses). It excludes commissions, legal defense costs, premium taxes and other expenses.

Safeco Property & Casualty

Statutory Information

(In millions, except ratios)

	Three Months Ended December 31		Year Ended December 31
Loss and Loss Adjustment Expense (LAE) Reserves	2007	2006	2007	2006
Loss and LAE Reserves, Beginning of Period	$4,738.4	$4,769.8	$4,737.1	$4,909.9
Net Losses and LAE Incurred	881.1	821.8	3,509.1	3,289.5
Net Losses and LAE Paid	(889.5)	(854.5)	(3,516.2)	(3,462.3)

Loss and LAE Reserves, End of Period	$4,730.0	$4,737.1	$4,730.0	$4,737.1

P&C Balance Sheet	4TH QTR 2007	3RD QTR 2007	2ND QTR 2007	1ST QTR 2007	4TH QTR 2006
Total Capital and Surplus [1,2]	$2,958.6	$3,140.5	$3,508.1	$3,940.5	$3,908.4
Ratio of Net Written Premiums (Annualized) to Total Capital and Surplus [1,2]	1.91	1.83	1.63	1.41	1.44

[1]	Estimated Surplus
[2]

We received approval from state regulators for special dividends totaling $700 million which were paid by our insurance subsidiaries to Safeco Corporation on August 15, 2007. Surplus at the end of 2nd quarter 2007 reflected an accrual of $380 million of these special dividends that had been approved by June 30, 2007. Surplus at the end of 3rd quarter 2007 reflected the remaining special dividend payment of $320 million.

Safeco Corporation – January 31, 2008 – Page SS-16

Safeco Corporation

Investment Portfolio

(In millions)

	12/31/2007%			12/31/2006%
Investment Portfolio (Market Value)
Fixed Maturities—Taxable	$2,998.2	32.6		$4,785.5	44.9
Fixed Maturities—Nontaxable	4,765.7	51.7		4,333.5	40.7
Marketable Equity Securities	1,402.6	15.2		1,529.7	14.3

Total Fixed Maturities & Marketable Equity Securities	9,166.5	99.5		10,648.7	99.9
Other Invested Assets	48.6	0.5		14.3	0.1

Total Investment Portfolio	$9,215.1	100.0		$10,663.0	100.0

	12/31/2007			12/31/2006
Rating (Market Value)—Fixed Maturities
AAA	58.9%			53.9%
AA	15.8			14.4
A	12.2			19.4
BBB	8.5			10.4

Total Investment Grade	95.4			98.1

BB or lower	2.9			0.9
Not Rated	1.7			1.0

Total Below Investment Grade & Not Rated	4.6			1.9

Total	100.0%			100.0%

Average Rating	AA			A+

	12/31/2007	9/30/2007	6/30/2007	3/31/2007	12/31/2006
P&C Pretax Investment Income	$109.6	$111.4	$120.1	$121.1	$120.9
Tax Rate on P&C Investment Income	18.4%	19.3%	20.5%	20.9%	21.7%
Pretax Investment Income	$114.0	$117.3	$128.2	$127.2	$128.0
Tax Rate on Investment Income	18.9%	20.0%	21.3%	21.4%	22.3%

Fixed Maturities at Cost	$7,615.2	$7,754.8	$8,429.5	$8,848.4	$8,901.6
Fixed Maturities at Market	7,763.9	7,876.7	8,485.8	9,063.0	9,119.0
Marketable Equity Securities at Cost	993.2	811.2	1,040.9	1,053.5	1,018.4
Marketable Equity Securities at Market	1,402.6	1,289.6	1,615.5	1,554.7	1,529.7

Total Cost	$8,657.0	$8,596.3	$9,500.8	$9,916.2	$9,934.3
Total Market	$9,215.1	$9,196.6	$10,131.7	$10,633.6	$10,663.0
% Fixed Maturities—Taxable (at market)	32.6%	34.6%	39.0%	41.9%	44.9%
% Fixed Maturities—Nontaxable (at market)	51.7%	51.1%	44.8%	43.4%	40.7%
% Marketable Equity Securities (at market)	15.2%	14.0%	15.9%	14.6%	14.3%
% Other	0.5%	0.3%	0.3%	0.1%	0.1%

P&C Market YTM on Fixed Maturities Portfolio	4.92%	4.98%	5.15%	4.85%	4.89%
P&C Book YTM on Fixed Maturities Portfolio	5.35%	5.30%	5.29%	5.22%	5.22%
P&C Duration of Fixed Maturities-previous calculation [1]	—	—	5.02	4.85	4.66
P&C Duration of Fixed Maturities-revised calculation [2]	4.82	4.64	4.51	4.25	—

[1]	Safeco historically has used an effective duration calculation which estimated price movements for a small change in rates, but did not use an option-adjusted methodology.
[2]	BlackRock, the manager of Safeco’s investment portfolio beginning on 7/2/07, uses a more sophisticated, modified option-adjusted effective duration for callable securities.

	Three Months Ended December 31		Year Ended December 31
	2007	2006	2007	2006
Net Realized Investment Gains (Losses) (After Tax)
Gains on Securities Transactions	$24.8	$5.9	$141.3	$60.1
Impairments	(21.0)	(10.5)	(36.4)	(51.5)
Other	0.6	6.1	10.4	3.1

Total Net Realized Investment Gains (After Tax)	$4.4	$1.5	$115.3	$11.7

Safeco Corporation – January 31, 2008 – Page SS-17

Safeco Corporation

Capitalization

(In millions)

	12/31/2007	12/31/2006	12/31/2005
Debt
$300 million back up line of credit (unused)	$—	$—	$—
6.875%, due 7/15/07 (non callable) [1]	—	197.3	200.0
4.20%, due 2/1/08 (non callable)	200.0	200.0	200.0
4.875%, due 2/1/10 (non callable)	300.0	300.0	300.0
7.25%, due 9/1/12 (non callable)	204.0	204.1	204.1
8.072% debentures due 2037 [2] (Callable by Safeco at 104 in 2007)	—	348.6	402.9

Total Debt	$704.0	$1,250.0	$1,307.0

Equity	$3,392.6	$3,927.9	$4,124.6

Total Capital (Debt + Equity)	$4,096.6	$5,177.9	$5,431.6

Debt to Capital	17.2%	24.1%	24.1%
Debt to Equity	20.8%	31.8%	31.7%
Debt to Capital (excluding FAS 115)	17.6%	25.0%	24.5%
Debt to Equity (excluding FAS 115)	21.4%	33.3%	32.5%

[1]	On July 16, 2007, we paid down $197.3 of our 6.875% senior notes at maturity. Reflects the repurchase of $2.7 of debt in November 2006.
[2]

On July 16, 2007, we redeemed $322.3 of our Capital Securities for $335.3. The Capital Securities were redeemed at a price of 104% of principal, and we incurred a pretax expense of $14.1 for the redemption premium. We also retired our $26.3 Capital Trust equity investment, which was reported as debt in our Consolidated Financial Statements. Reflects the repurchase of $15.0 of debt in February 2006, $17.3 of debt in May 2006 and $22.0 of debt in November 2006.

Safeco Corporation – January 31, 2008 – Page SS-18